EXEExhibit 99.1

 Bluegreenvacations Bluegreen SFIGInvestor Presentation February 2023

Forward-looking Statements Certain statements in this presentation are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, are forward-looking statements. Forward-looking statements are based on current expectations of management and can be identified by the use of words such as “believe”, “may”, “could”, “should”, “plans”, “anticipates”, “intends”, “estimates”, “expects”, and other words and phrases of similar import. Forward-looking statements involve risks, uncertainties, and other factors, many of which are beyond our control, that may cause actual results or performance to differ from those set forth or implied in the forward-looking statements. These risks and uncertainties include, without limitation, the risk that the Company is a holding company and, accordingly, will be largely dependent on dividends from Bluegreen to fund its expenses and obligations in future periods, and Bluegreen’s ability to pay dividends will depend on its results and may be limited by the terms of Bluegreen’s indebtedness; risks regarding the amount of shares, if any, which may be repurchased by the Company in the future, the value of any shares repurchased by the Company, the timing of any share repurchases, and the availability of funds for the repurchase of shares; the risk that quarterly dividend payments may not be declared at the current level in the future, on a regular basis as anticipated, or at all; risks relating to Bluegreen’s business, operations, financial results, business strategy and prospects; risks related to the COVID-19 pandemic and the recovery from the COVID-19 pandemic; risks related to general economic conditions, including increasing interest rates, inflationary trends, a potential recession and supply chain issues, and our ability to successfully navigate these adverse condition; competitive conditions; labor market conditions, including costs and shortages of labor, and its impact on Bluegreen’s operations and sales; risks related to changes made to our vacation package program and its impact on our sales; risks related to our investments in sales and marketing efforts and infrastructure, including their impact on our cash flow and the risk that they may not result in the benefits anticipated; risks related to resort acquisitions and our pursuit of acquisition and development opportunities, including that acquired resorts may not open when planned, the costs and risks of development and renovation activities, including potential construction delays and environmental issues, that we may not be successful in identifying or consummating acquisition or development opportunities in the future, and that acquired or developed resorts may not be successfully operated or result in the benefits anticipated; risks relating to our liquidity and the availability of capital; the risk that our allowance for loan losses may not be adequate and, accordingly, may need to be further increased in the future, including if Bluegreen’s default rates increase and exceed expectations;; risks related to Bluegreen’s efforts to address the actions of timeshare exit firms and the increase in default rates associated therewith are not successful, or otherwise; risks related to our indebtedness, including the potential for accelerated maturities and debt covenant violations; the impact of the COVID-19 pandemic and general economic conditions, including inflation, on Bluegreen’s consumers, including their income and level of discretionary spending, and on consumer traffic at retail locations; the risk that our core strategy of primarily offering a ‘drive-to’ network of resorts will not continue to serve as a growth driver; the risk that resort operations and club management segment may not continue to produce recurring EBITDA and free cash flow; risks that Bluegreen’s current or future marketing alliances and arrangements, including its marketing arrangements with Bass Pro and the Choice Hotels program, may not be maintained or result in the benefits anticipated, including increased VOI sales and sales efficiencies, that sales from marketing alliances and other arrangements or otherwise may not continue as expected, that any future expansion into additional Bass Pro or Cabela’s stores may not meet Bluegreen’s expectations or goals, and there is no assurance that Bluegreen will continue to have marketing operations at the Bass Pro and Cabela’s stores where it currently conducts marketing operations; the risk that vacation package sales, including those in the pipeline, may not convert to tours and/or VOI sales at anticipated or historical rates; the risk that efforts to reactivate older vacation packages which have not been used may not be successful; the risk that resort occupancies may not continue at historical levels or meet expectations; our ability to successfully implement strategic plans and initiatives, generate earnings and long-term growth may not result in increased sales, revenues or efficiencies, or otherwise be successful; risks that construction defects, structural failures or natural disasters at or in proximity to Bluegreen’s resorts, including the condominium collapse which occurred in close proximity to Bluegreen’s resort in Surfside, Florida and which has resulted in the temporary closure of such resort, may cause liabilities that are not adequately covered by insurance and closures of operations that may have a significant adverse impact on our results of operations and cash flow; risks related to expansion of the resort network in existing and to new locations, including that such expansion may not be successful, may increase the Company’s debt and decrease the Company’s free cash flow; risks related to the mix of sales to new customers and existing owners, including that the level of sales to new customers may not be increased or maintained, or support net owner growth in the future; and the additional risks and uncertainties described in the Company's filings with the SEC, including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 (including the “Risk Factors” section thereof), which was filed on March 4, 2022, and the Company’s Quarterly Report on Form 10-Q for the three months ended September 30, 2022, which was filed on November 3, 2022. The Company cautions that the foregoing factors are not exclusive. You should not place undue reliance on any forward-looking statement, which speaks only as of the date made. The Company does not undertake, and specifically disclaims any obligation, to update or supplement any forward-looking statements. In addition, past performance may not be indicative of future results.

BLUEGREEN VACATIONS Bluegreen Vacations Holding Corporation (NYSE: BVH; OTCQX: BVHBB) (the “Company") is a leading vacation ownership company that markets and sells vacation ownership interests and manages resorts in popular leisure and urban destinations. The Bluegreen Vacation Club is a flexible, points-based, deeded vacation ownership plan with 70 Club and Club Associate Resorts and access to nearly 11,300 other hotels and resorts through partnerships and exchange networks. The Company also offers, through its subsidiaries, a portfolio of comprehensive, fee-based resort management, financial, and sales and marketing services to, or on behalf of, third parties.

Important: The attached materials are confidential. By accepting these materials, you agree to keep confidential the existence of and proposed terms of any contemplated transaction. Any attempt to copy, summarize or distribute these materials or any portion hereof in any form without the prior written consent of Bluegreen Vacations is strictly prohibited.    Failure to comply with this directive may result in a violation of the Securities Act or the applicable laws of other jurisdictions.    The information contained herein is subject to change without notice and is provided to you for informational purposes only. These materials do not constitute a commitment, or advice or recommendation, to enter into or conclude any transaction. This electronic presentation is not intended to be and does not constitute an offer or solicitation with respect to the purchase or sale of any securities.

Table of Contents Our Business Our Financing Operations Our Liquidity Profile Appendix

Our Business Section 1

Overview Bluegreen vacations $556.9 Million (2) System-Wide VOI Sales 1994 Entered Vacation Ownership Industry 70 Resorts(1) 46 Club Resorts/23 Associate Resorts/ 1 Owned Resort ~219,000(1) Vacation Club Owners ~99,000(2) Tours $107.6 Million(2)(3) Adjusted EBITDA $681.5 Million(2) Revenue 46%(2) Sales to New Customers

A Leading Operator of “Drive-To” Vacation Ownership Resorts Approximately 88% of owners live within a 4-hour drive to a Bluegreen resort Geographically diverse owner base Opportunities for growth in the western US Owner data as of 12/31/21. Nihau Kauai Oahu Molokai Lanai Maui Hawaii Aruba Percent of owner population by state (1) 6-10% 4-5% 2-3% <2%

Differentiated Owner Base Avg. Customer Household Income (1) ($ in thousands)    Marriot Vacations Worlswide Hilton Grand Vacations Travel Lisure Bluegreen vacations US Median $130 $150 $90 $83 $68 Owner Age at purchase(2) Baby Boomer 30% Gen X 31% Millennial 26%  Unknown 8% Silent Gen 5% Generation US Adult Population Milennial 22% Gen X 20% Baby Boomer 21% Silent Gen 7% Above: VAC, HGV and TNL data from 2021, 2019 and 2018 investor presentations, respectively, issued by each. Bluegreen internal data from 2021. US Median income from US Census Bureau (2020). Represents owner age at time of purchase for sales to new owners 1/1/19-12/31/21. US Adult Population from US Census Bureau (2020).

Bluegreen Vacation Club – Owner Benefits

10

Basic ownership[1]:
(100% of owners)

bluegreenvacations

70 quality resorts in popular destinations

RCI

4,200 resorts in 110+ countries

Significant vacation flexibility, including destination, length of stay and borrow-and-save options[2]

bluegreenvacations

The Bluegreen Vacation Club provides access to a variety of destinations and resort types

Optional Traveler Plus™ program:
$59.00 incremental annual fee
(66% of owners)[3]

CHOICE HOTELS

Select Connections

prizzma

400+ internal direct exchange resorts

Additional vacation options

Coast to Coast

Discounts at various hotels, restaurants, retail and leisure establishments and rental car agencies

(1) Requires annual payment of maintenance fees and club dues to the Vacation Club.
(2) Ability to borrow additional points for 1 year and in most cases rollover up to 1 year's worth of points for a one-time fee.
(3) Membership as of December 31, 2022.

Strategic Relationships Bluegreen has multiple channels intended to generate sales within our core demographic Bass Pro Shops Cabela’s Exclusive in-store Bass Pro marketing relationship. Operation of 129 kiosks (1) in Bass Pro and Cabela’s stores. Choice Hotels Marketing to Choice customers, including over 50 million Choice Privileges members through a call transfer program and outbound telemarketing efforts. As of 1/31/23, 23 stores are unmanned/virtual format, but are collecting leads.

Our Financing Operations Section 2

VOI Financing & Mortgage Servicing Offers seller-financing to eligible Bluegreen timeshare customers to facilitate sales and earn potential net interest profits. In-house servicing of all Bluegreen receivables and certain fee-based service clients; centrally managed at our Boca Raton, FL headquarters. Bluegreen has been servicing loans for over 30 years. We have an experienced mortgage management team. VOI Notes Receivable Outstanding
($ in millions) $0 $200 $400 $600 $ 800 $1000 $1,200 12/31/2014 $130 $524 $130 12/31/2015 $524 $199 12/31/2016 $544 $277 12/31/2017 $549 $352 12/31/2018 $572 $395 12/31/2019 $ 589 $ 421 12/31/2020 $ 551 $360 12/31/2021 $ 609 $ 325 12/31/2022 $764 $ 288 Bluegreen Free-Based Services Clients

VOI Finance Business Seller-financing typically provided for up to 90% of purchase price (down payment may include equity) Facilitates VOI sales and earns net interest spread Weighted average interest rate: 15.3% (1) In-house servicing team F I C O Profiles as of 12/31/2022(2) 601 -700 38% <601 (2)3% Average FICO score of 728 (3) 701+ 59% Average Annual Default Rate As of 12/31/2021 8.44% As of 12/31/2022 8.45% As of 12/31/2022. Rate depends on FICO score, down payment, existing ownership and ACH participation. Includes obligors with no FICO score (primarily foreign buyers). Weighted-average FICO score for 2022 originations as of 12/31/22 after a 30-day, “same as cash” period from the point of sale

Bluegreen VOI Delinquency Performance (1) Excludes introductory products and third party FBS loans serviced by Bluegreen.
Loans are generally defaulted, and therefore no longer included in delinquency, after 127 days.
Further, each line on the graph is cumulative in that, for example, the 60-day line includes the 31-day delinquencies, etc. 0.00% 2.00% 4.00% 6.00% 8.00% 10.00% Dec-08 Mar -09 Jun – 09 Sep – 09 Dec - 09 Mar-10 Jun10 Sep10 Dec10 Mar11 Jun11 Sep 11 Dec 11 Mar- 12 Jun - 13 Sep-13 Dec- 14 Jun – 14 Sep 14 Dec 14 Mar-15 Jun -15 Sep 15 Dec 15 Mar16 Jun 16 Sep 16 Dec-16 Jun-17 Sep-17 Dec-17 Mar-18 Dec-18 Mar-19 Jun-19 Sep-19 Dec-19 Mar-20 Jun-20 Sep-20 Dec-20 Mar-21 Jun-21 Sep-21 Dec 21 Mar22 Jun-22 Sep-22 Dec-22 31 Days Delinquent 60Days Delinquent 90Days Delinquent Total Delinquent

Impact of Timeshare Exit Firms Third-party firms and attorneys solicit and advise owners to stop paying their timeshare mortgages as a means of exiting their ownership, in most cases without the owner understanding the consequences. Industry-wide issue which resulted in increased default rates. Addressing the issue through a multi-pronged approach. Legal Zero-Tolerance Litigation Meetings with State Attorneys-General and Regulators Policy & Process Seeking to make options available to address Owners’ needs at the Bluegreen level Improved onboarding for new owners Outreach Increased communication with existing owners Participation in ARDA’s Coalition for Responsible Exit

Typical Collection Process – VOI 10 Days – A reminder email is sent, and telephone contact generally initiated on delinquent accounts once an account is 10 days past due. 30 Days – Letter mailed advising the borrower (if a U.S. resident) that if the loan is not brought current, the delinquency will be reported to a credit reporting agency (attempts to make telephone contact continue). An additional reminder email is sent at 30 days and again at 45 days. 60 Days – Letter sent by mail, advising that the borrower may be prohibited from making any future reservations for accommodations until the delinquency is cured (attempts to make telephone contact continue). An additional reminder email is sent at 60 days and 75 days. 90 Days – “Notice of Intent to Cancel Membership” sent by mail, which informs the borrower that unless the delinquency is cured within 30 days, the borrower may forfeit ownership (attempts to make telephone contact continue). Final reminder email is sent. As soon as 120 Days – Termination letter sent by mail, advising the borrower that the owner’s beneficial rights in the Bluegreen Vacation Club have been terminated and the loan is defaulted.  Thereafter, the VOI is placed back into inventory for resale to a new purchaser.

Our Liquidity Profile Section 3

Securitization History and Other Credit Facilities Recent Securitization History    2022-A 2020-A 2018-A 2017-A 2016-A 2015-A Initial Note Amount $172.00 $131.00 $117.70 $120.20 $130.50 $117.80  Advance Rate 88.30% 88.00% 87.20% 88.00% 90.00% 94.25% Weighted Avg. Interest Rate 4.60% 2.60% 4.02% 3.12% 3.35% 3.02% Stated Maturity 2037 2036 2034 2032 2031 2030 Weighted Avg. FICO Score 724 726 718 713 707 708 Securitization History Term Securitization 2022-A 2020-A 2018-A 2017-A 2016-A 2015-A 2013-A 2012-A 2010-A BXG Legacy 2010 2008-A 2007-A 2006-B 2006-A (GE) 2005-A 2004-B 2004-A (GE) Initial Note Amount  $172  131 118 120 131 118 111 100 108 27 60 177 139 125 204 157 39 Outstanding (1) $142  69 39 27 16 8 0 0 0 0 0 0 0 0 0 0 0 ~$430 Million of Available Credit Facility Liquidity (1) (2)(4) Corporate Credit Line $70 $130 $200 Syndicated warehouse1 $105 $145 $250 inventory Facility $0 $42 $42 NBA Facility $31 $39 $70 Pacific western Facility $6 $44 $50 Outstanding Availability As of 12/31/22. Subject to eligible collateral, if applicable, and terms and conditions of each facility. Facilities for the financing of the Company’s VOI notes receivable. Unrestricted cash as of 12/31/22 was approximately $176 million.

Appendix Section 4 For more information, see the Earnings Release dated November 3, 2022, and the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission. Further, the Company refers to certain non-GAAP financial measures, including system-wide sales of VOIs, Adjusted EBITDA attributable to shareholders, and free cash flow, which are defined in the Company’s Earnings Release and Annual Report on Form 10-K for the year ended December 31, 2021. Please see the supplemental tables attached herein for additional information and reconciliation of such non-GAAP financial measures.

A SAMPLE OF Wilderness Club ™ at Big Cedar® | Ridgedale, MO Shenandoah Crossing ™ | Gordonsville, VA The Lodge Alley Inn ™ | Charleston, SC The Fountains | Orlando, FL The Innsbruck Inn | Aspen, CO

Éilan Hotel & Spa | San Antonio, TX La Cabana Beach Resort & Casino | Aruba Christmas Mountain Village ™ | Wisconsin Dells, WI Cibola Vista Resort & Spa | Peoria, AZ Bluegreen Club la Pension ™ | New Orleans, LA

The Club at Big Bear Village | Big Bear Lake, CA The Soundings Seaside Resort | Dennis Port, MA The Marquee | New Orleans, LA Mountain Loft ™ | Gatlinburg, TN Bluegreen Club 36 ™ | Las Vegas, NV Grande Villas at World Golf Villas® | St. Augustine, FL

Consolidated Statements Of Operations and Comprehensive Income (Unaudited)

(In thousands, except per share data)

24

	For the Three Months Ended September 30, 2022	For the Three Months Ended September 30, 2021	For the Nine Months Ended September 30, 2022	For the Nine Months Ended September 30, 2021
Revenue:				
Gross sales of VOIs	$ 185,902	$ 128,090	$ 472,295	$ 306,640
Provision for loan losses	(30,684)	(20,707)	(73,789)	(51,514)
Sales of VOIs	155,218	107,383	398,506	255,126
Fee-based sales commission revenue	14,241	35,585	57,174	96,921
Other fee-based services revenue	34,559	31,920	98,553	91,259
Cost reimbursements	20,719	18,699	54,950	50,859
Interest income	25,803	20,931	71,506	59,787
Other income, net	296	-	774	157
Total revenues	250,836	214,518	681,463	554,109
Costs and Expenses:				
Cost of VOIs sold	14,805	7,482	44,868	19,675
Cost of other fee-based services	15,377	11,768	41,732	44,500
Cost reimbursements	20,719	18,699	54,951	50,859
Interest expense	10,822	8,660	28,935	27,271
Selling, general and administrative expenses	152,881	132,496	421,339	338,246
Other expense, net	—	121	—	—
Total costs and expenses	214,604	179,226	591,825	480,551
Income before income taxes	36,232	35,292	89,638	73,558
Provision for income taxes	(8,586)	(7,975)	(20,948)	(16,858)
Net income	27,646	27,317	68,690	56,700
Less: Income attributable to noncontrolling interests	4,682	4,190	11,954	11,098
Net income attributable to shareholders	$ 22,964	$ 23,127	$ 56,736	$ 45,602
Comprehensive income attributable to shareholders	$ 22,964	$ 23,127	$ 56,736	$ 45,602
Basic earnings per share (1)	$ 1.20	$ 1.07	$ 2.83	$ 2.21
Diluted earnings per share (1)	$ 1.19	$ 1.06	$ 2.81	$ 2.21
Basic weighted average number of common shares outstanding	19,101	21,709	20,029	20,660
Diluted weighted average number of common and common equivalent shares outstanding	19,232	21,727	20,191	20,660
Cash dividends declared per Class A and B common shares	$ 0.15	$ —	$ 0.30	$ —

(1) Basic and Diluted EPS are calculated the same for both Class A and B common shares.

Free Cash Flow Reconciliation(1) (in thousands) Net cash provided by operating activities Purchases of property and equipment Free Cash Flow For the Nine Months Ended September 30, 2022 2021    68,734 S 86,072    (9,459) (11,478)    59,275 S 74,594 Free cash flow is a non-GAAP measure defined as cash provided by operating activities less capital expenditures for property and equipment. The Company focuses on the generation of free cash flow and considers free cash flow to be a useful supplemental measure of its ability to generate cash flow from operations and is a supplemental measure of liquidity. Free cash flow should not be considered as an alternative to cash flow from operating activities as a measure of liquidity. The Company’s computation of free cash flow may differ from the methodology used by other companies. Investors are cautioned that items excluded from free cash flow are a significant component in understanding and assessing the Company’s financial performance.

Adjusted EBITDA Attributable to Shareholders Reconciliation

26

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,	
	2022	2021	2022	2021
(in thousands)				
Net income attributable to shareholders	$ **22,964**	$ 23,127	$ **56,736**	$ 45,602
Net income attributable to the non-controlling interest in Bluegreen/Big Cedar Vacations	**4,682**	4,190	**11,954**	11,098
Net Income	**27,646**	27,317	**68,690**	56,700
Add: Depreciation and amortization	**3,766**	3,945	**11,538**	11,678
Less: Interest income (other than interest earned on VOI notes receivable)	**(298)**	(77)	**(491)**	(267)
Add: Interest expense - corporate and other	**6,053**	4,811	**16,656**	15,353
Add: Provision for income taxes	**8,586**	7,975	**20,948**	16,858
EBITDA	**45,753**	43,971	**117,341**	100,322
Add: Share-based compensation expense	**836**	457	**2,398**	608
Loss (gain) on assets held for sale	**7**	12	**(32)**	(24)
Add: Severance and other	**—**	2,403	**—**	2,403
Adjusted EBITDA	**46,596**	46,843	**119,707**	103,309
Adjusted EBITDA attributable to the non-controlling interest	**(4,746)**	(4,221)	**(12,131)**	(12,250)
Adjusted EBITDA attributable to shareholders	$ **41,850**	$ 42,622	$ **107,576**	$ 91,059

The Company defines EBITDA as earnings, or net income, before taking into account interest income (excluding interest earned on VOI notes receivable), interest expense (excluding interest expense incurred on debt secured by VOI notes receivable), income and franchise taxes and depreciation and amortization. The Company defines Adjusted EBITDA as its EBITDA, adjusted to exclude amounts of loss (gain) on assets held for sale, share-based compensation expense, and other items that the Company believes is not representative of ongoing operating results. Accordingly, the Company excludes certain items such as severance charges net of employee retention tax credits and incremental costs associated with the COVID-19 pandemic. The Company defines Adjusted EBITDA Attributable to Shareholders as Adjusted EBITDA excluding amounts attributable to the non-controlling interest in Bluegreen/Big Cedar Vacations (in which Bluegreen owns a 51% interest) and Bluegreen (in which the Company owned a 93% interest until May 5, 2021 when the Company acquired all of the 7% of the outstanding shares of Bluegreen's common stock not previously owned by the Company through a statutory short-form merger). For purposes of the EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Shareholders calculations for each period presented, no adjustments were made for interest income earned on Bluegreen's VOI notes receivable or the interest expense incurred on debt that is secured by such notes receivable because they are both considered to be part of the ordinary operations of Bluegreen's business.

The Company considers EBITDA, Adjusted EBITDA, Adjusted EBITDA Attributable to Shareholders to be indicators of its operating performance, and they are used by the Company to measure its ability to service debt, fund capital expenditures and expand its business. EBITDA and Adjusted EBITDA are also used by companies, lenders, investors, and others because they exclude certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company's capital structure, debt levels and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Shareholders also exclude depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies.

EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Shareholders are not recognized terms under GAAP and should not be considered as an alternative to net income (loss) or any other measure of financial performance or liquidity, including cash flow, derived in accordance with GAAP, or to any other method or analyzing the Company's results as reported under GAAP. The limitations of using EBITDA, Adjusted EBITDA or Adjusted EBITDA Attributable to Shareholders as an analytical tool include, without limitation, that EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Shareholders do not reflect (i) changes in, or cash requirements for, the Company's working capital needs; (ii) the Company's interest expense, or the cash requirements necessary to service interest or principal payments on its indebtedness (other than as noted above); (iii) the Company's tax expense or the cash requirements to pay its taxes; (iv) historical cash expenditures or future requirements for capital expenditures or contractual commitments; or (v) the effect on earnings or changes resulting from matters that the Company considers not to be indicative of its future operations or performance. Further, although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Shareholders do not reflect any cash requirements for such replacements. In addition, the Company's definition of Adjusted EBITDA or Adjusted EBITDA Attributable to Shareholders may not be comparable to definitions of Adjusted EBITDA, Adjusted EBITDA Attributable to Shareholders or other similarly titled measures used by other companies.

Club Configuration Bluegreen Vacation Club -‘Trust’architecture provides for the retention of voting rights once inventory is sold, management control and recovery of the underlying collateral for non-performing consumer loans or assessments without necessity of judicial process. Purchaser Bluegreen/  3rd Party Developer Vacation Club Trust 1 2 3 4 Promissory Note  Deed To VOI Mortgage Owner Beneficiary Rights